EXHIBIT 99.1

Republic Services, Inc. Reports
Fourth Quarter and Full Year Results;
Company Provides 2015 Full Year Guidance

●	Company Reports Fourth Quarter Earnings of $0.14 Per Share; $0.50, as Adjusted
●	Posts Fourth Quarter Average Yield of 1.7 Percent, and Volume Growth of 1.6 Percent
●	Returned $779 Million Total Cash to Shareholders in 2014

PHOENIX (Feb. 12, 2015) - Republic Services, Inc. (NYSE: RSG) today reported net income of $50.3 million, or $0.14 per diluted share, for the three months ended Dec. 31, 2014, versus $236.6 million, or $0.65 per diluted share, for the comparable 2013 period.

Republic’s net income per diluted share for the three months ended Dec. 31, 2014, includes a $0.32 charge for future remediation and other related costs at Bridgeton Landfill. The $0.32 charge primarily reflects future expected costs to operate and manage the Bridgeton Landfill over the next 35 years, but was recorded as an up-front charge in 2014.

The Company's net income for the three months ended Dec. 31, 2014 and 2013, includes certain expenses and benefits that impacted its results. A detail of these expenses and benefits is contained in the Reconciliation of Certain Non-GAAP Measures section of this document. Excluding these items, net income for the three months ended Dec. 31, 2014 and 2013, would have been $178.4 million, or $0.50 per diluted share, and $193.1 million, or $0.53 per diluted share, respectively.

Excluding certain expenses and benefits recorded during the three months ended Dec. 31, 2014 and 2013, as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted earnings before interest, taxes, depreciation, depletion, amortization and accretion (adjusted EBITDA) for the three months ended Dec. 31, 2014, would have been $624.6 million, or 28.1 percent of revenue, compared to $648.1 million, or 30.3 percent of revenue, for the comparable 2013 period.

Revenue for the three months ended Dec. 31, 2014, increased to $2,225.2 million from $2,141.5 million for the comparable 2013 period. This growth in revenue of 3.9 percent was made up of increases in average yield of 1.7 percent, volume of 1.6 percent and acquisitions of 1.3 percent that is partially offset by decreases in fuel recovery fees of 0.2 percent and recycled commodities of 0.5 percent.

Full Year 2014 Results

For the year ended Dec. 31, 2014, net income was $547.6 million, or $1.53 per diluted share, versus $588.9 million, or $1.62 per diluted share for 2013. On an adjusted basis, net income for the year ended Dec. 31, 2014 and 2013, would have been $700.6 million, or $1.96 per diluted share, and $715.3 million, or $1.97 per diluted share, respectively.

Republic’s net income for the years ended Dec. 31, 2014 and 2013, includes certain expenses and benefits that impacted its results. A detail of these expenses and benefits is contained in the Reconciliation of Certain Non-GAAP Measures section of this document.

Excluding certain expenses and benefits recorded during the years ended Dec. 31, 2014 and 2013, as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted EBITDA for the year ended Dec. 31, 2014, would have been $2,468.4 million, or 28.1 percent of revenue, compared to $2,437.4 million, or 29.0 percent of revenue, for the year ended Dec. 31, 2013.

Revenue for the year ended Dec. 31, 2014, increased to $8,788.3 million from $8,417.2 million for the year ended Dec. 31, 2013. This growth in revenue of 4.4 percent was made up of increases in average yield of 1.4 percent, fuel recovery fees of 0.1 percent, volume of 2.0 percent, recycled commodities of 0.1 percent and acquisitions, net of divestitures of 0.8 percent.

"We are extremely proud of our results and achievements during 2014," said Donald W. Slager, president and chief executive officer. "We executed our strategy to profitably grow the business, launched tools and programs to differentiate our service offering, continued to implement fleet-based productivity initiatives, and delivered industry-leading total shareholder return."

Fiscal Year 2015 Guidance

Republic's guidance is based on current economic conditions and does not assume any significant changes in the overall economy in 2015. The guidance does not include the expected financial impact from the pending acquisition of Tervita, LLC. Please refer to the Information Regarding Forward-Looking Statements section of this document.

Specific guidance is as follows:

•
Adjusted Free Cash Flow: Republic expects adjusted free cash flow for 2015 to be $710 million to $740 million. Detail relating to the computation of adjusted free cash flow is contained in the Reconciliation of 2015 Financial Guidance section of this document.

•	Diluted Earnings per Share: The Company expects 2015 diluted earnings per share to be in the range of $1.98 to $2.04.

•	Revenue: Republic expects an increase in revenue for 2015 of 2.5 to 3.5 percent comprised of the following:

Increase (Decrease)
Average yield	1.5%
Volume	1.5 to 2.0
Fuel recovery fees	(1.0)
Recycled commodities	(0.5) to (1.0)
Acquisitions	1.5
Total change	2.5 to 3.5%

•	Property and Equipment: In 2015, the Company anticipates receiving $855 million of property and equipment, net of proceeds from sales of property and equipment.

•	Margin: Republic expects EBITDA margin to be in the range of 28 percent to 28.5 percent.

•
Taxes: The Company expects our provision for income taxes in 2015 to be approximately 39.5 percent, of which cash taxes as a percentage of the overall tax provision are expected to be approximately 110 percent.

Mr. Slager, commented, “During 2015, we will remain focused on improving the areas of our business we can control, and delivering on the promises we make to our customers, communities, employees and shareholders. We are encouraged by the strength of our core business, and remain well-positioned for future success as we continue to execute our strategy to profitably grow our business, generate consistent earnings and cash flow growth, improve return on invested capital, and increase cash returns to shareholders.”

Republic Declares Quarterly Dividend

Republic also announced that its Board of Directors declared a regular quarterly dividend of $0.28 per share for stockholders of record on April 1, 2015. The dividend will be paid on April 15, 2015.

About Republic Services

Republic is an industry leader in the U.S. recycling and non-hazardous solid waste industry. Through its subsidiaries, Republic’s collection companies, transfer stations, recycling centers and landfills focus on providing reliable environmental services and solutions for commercial, industrial, municipal and residential customers. Republic and its employees believe in protecting the planet and applying common sense solutions to customers’ waste and recycling challenges.

Republic participates in investor presentations and conferences throughout the year. Interested parties can find a schedule of these conferences at republicservices.com by selecting “Calendar” on the investor relations page. Audio and other presentations from earnings calls and investor conferences are also available on the investor relations page of the website.

For more information, contact:

Media Inquiries	Investor Inquiries

Darcie Brossart (480) 627-2700	Brian DelGhiaccio (480) 627-2741

media@republicservices.com	irelations@republicservices.com

###

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75.2	$213.3
Accounts receivable, less allowance for doubtful accounts of $38.9 and $38.3, respectively	930.4	890.7
Prepaid expenses and other current assets	263.4	200.3
Deferred tax assets	122.0	117.6
Total current assets	1,391.0	1,421.9
Restricted cash and marketable securities	115.6	169.7
Property and equipment, net	7,165.3	7,036.8
Goodwill	10,830.9	10,724.1
Other intangible assets, net	298.9	315.8
Other assets	292.3	280.9
Total assets	$20,094.0	$19,949.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$527.3	$511.4
Notes payable and current maturities of long-term debt	10.4	15.7
Deferred revenue	306.3	301.8
Accrued landfill and environmental costs, current portion	164.3	178.7
Accrued interest	67.0	68.2
Other accrued liabilities	750.7	641.3
Total current liabilities	1,826.0	1,717.1
Long-term debt, net of current maturities	7,050.8	7,002.4
Accrued landfill and environmental costs, net of current portion	1,677.5	1,464.3
Deferred income taxes and other long-term tax liabilities	1,149.0	1,185.4
Insurance reserves, net of current portion	298.0	294.9
Other long-term liabilities	344.9	379.0
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 414.4 and 411.0 issued including shares held in treasury, respectively	4.1	4.1
Additional paid-in capital	6,876.9	6,764.9
Retained earnings	2,795.0	2,632.7
Treasury stock, at cost (61.7 and 50.6 shares, respectively)	(1,901.8)	(1,501.2)
Accumulated other comprehensive (loss) income, net of tax	(28.9)	3.0
Total Republic Services, Inc. stockholders' equity	7,745.3	7,903.5
Noncontrolling interests	2.5	2.6
Total stockholders' equity	7,747.8	7,906.1
Total liabilities and stockholders' equity	$20,094.0	$19,949.2

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenue	$2,225.2	$2,141.5	$8,788.3	$8,417.2
Expenses:
Cost of operations	1,536.5	1,284.0	5,628.1	5,234.7
Depreciation, amortization and depletion	227.9	226.4	906.9	877.4
Accretion	19.6	19.0	78.0	76.6
Selling, general and administrative	255.1	209.5	918.9	853.8
Negotiation and withdrawal costs - Central States Pension and Other Funds	(0.3)	—	1.5	157.7
Loss (gain) on disposition of assets and impairments, net	20.0	—	20.0	(1.9)
Restructuring charges	—	—	1.8	8.6
Operating income	166.4	402.6	1,233.1	1,210.3
Interest expense	(87.9)	(90.2)	(348.7)	(360.0)
Loss on extinguishment of debt	—	—	(1.4)	(2.1)
Interest income	—	0.2	0.6	0.7
Other income, net	0.6	0.8	1.7	2.3
Income before income taxes	79.1	313.4	885.3	851.2
Provision for income taxes	28.6	76.7	337.4	262.1
Net income	50.5	236.7	547.9	589.1
Net income attributable to noncontrolling interests	(0.2)	(0.1)	(0.3)	(0.2)
Net income attributable to Republic Services, Inc.	$50.3	$236.6	$547.6	$588.9
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$0.14	$0.66	$1.54	$1.63
Weighted average common shares outstanding	354.4	361.0	356.7	362.1
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$0.14	$0.65	$1.53	$1.62
Weighted average common and common equivalent shares outstanding	355.9	362.3	358.1	363.4
Cash dividends per common share	$0.28	$0.26	$1.08	$0.99

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Years Ended December 31,
	2014	2013
Cash provided by operating activities:
Net income	$547.9	$589.1
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	984.9	954.0
Non-cash interest expense	44.8	47.5
Restructuring related charges	1.8	8.6
Stock-based compensation	17.4	19.2
Deferred tax benefit	(9.0)	(38.5)
Provision for doubtful accounts, net of adjustments	22.6	16.1
Loss on extinguishment of debt	1.4	2.1
Gain on disposition of assets, net and asset impairments	(14.7)	(11.0)
Withdrawal liability - Central States Pension Fund and Other Funds	—	140.7
Environmental adjustments	233.2	83.7
Excess income tax benefit from stock option exercises and other non-cash items	(4.9)	(6.7)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(54.3)	(61.6)
Prepaid expenses and other assets	(41.3)	(11.4)
Accounts payable	3.3	37.9
Restructuring expenditures	(1.3)	(15.8)
Capping, closure and post-closure expenditures	(54.6)	(85.6)
Remediation expenditures	(99.4)	(122.5)
Other liabilities	(43.3)	2.4
Cash provided by operating activities	1,534.5	1,548.2
Cash used in investing activities:
Purchases of property and equipment	(862.5)	(880.8)
Proceeds from sales of property and equipment	35.7	23.9
Cash used in business acquisitions and development projects, net of cash acquired	(195.7)	(68.7)
Cash proceeds from divestitures, net of cash divested	—	2.7
Change in restricted cash and marketable securities	70.8	(5.5)
Other	(8.1)	(5.5)
Cash used in investing activities	(959.8)	(933.9)
Cash used in financing activities:
Proceeds from notes payable and long-term debt	1,383.3	1,219.2
Payments of notes payable and long-term debt	(1,398.4)	(1,278.1)
Fees paid to issue notes payable	(4.0)	(1.6)
Issuances of common stock	83.9	150.8
Excess income tax benefit from stock option exercises	4.3	3.8
Purchases of common stock for treasury	(400.6)	(214.1)
Cash dividends paid	(378.6)	(348.5)
Distributions paid to noncontrolling interests	(0.4)	(0.2)
Other	(2.3)	0.1
Cash used in financing activities	(712.8)	(468.6)
(Decrease) increase in cash and cash equivalents	(138.1)	145.7
Cash and cash equivalents at beginning of year	213.3	67.6
Cash and cash equivalents at end of year	$75.2	$213.3

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2014 (when filed). All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,				Years Ended December 31,
	2014		2013		2014		2013
Collection:
Residential	$554.2	24.9%	$543.2	25.4%	$2,193.6	25.0%	$2,175.5	25.8%
Commercial	696.2	31.3	663.6	31.0	2,723.3	31.0	2,616.9	31.1
Industrial	455.0	20.4	416.4	19.4	1,784.0	20.3	1,639.4	19.5
Other	9.5	0.4	8.8	0.4	37.2	0.4	34.7	0.4
Total collection	1,714.9	77.0	1,632.0	76.2	6,738.1	76.7	6,466.5	76.8
Transfer	269.6		254.5		1,062.6		1,021.8
Less: intercompany	(167.5)		(153.8)		(654.4)		(615.2)
Transfer, net	102.1	4.6	100.7	4.7	408.2	4.6	406.6	4.8
Landfill	500.5		489.6		2,014.5		1,927.2
Less: intercompany	(229.2)		(224.3)		(928.1)		(902.2)
Landfill, net	271.3	12.2	265.3	12.4	1,086.4	12.4	1,025.0	12.2
Sale of recycled commodities	94.2	4.2	103.0	4.8	390.8	4.4	374.6	4.5
Other non-core	42.7	2.0	40.5	1.9	164.8	1.9	144.5	1.7
Other	136.9	6.2	143.5	6.7	555.6	6.3	519.1	6.2
Total revenue	$2,225.2	100.0%	$2,141.5	100.0%	$8,788.3	100.0%	$8,417.2	100.0%
The following table reflects changes in our revenue for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Average yield	1.7%	1.3%	1.4%	1.3%
Fuel recovery fees	(0.2)	0.2	0.1	0.3
Total price	1.5	1.5	1.5	1.6
Volume	1.6	2.5	2.0	1.3
Recycled commodities	(0.5)	1.0	0.1	0.3
Total internal growth	2.6	5.0	3.6	3.2
Acquisitions / divestitures, net	1.3	0.6	0.8	0.5
Total	3.9%	5.6%	4.4%	3.7%

Core price	3.2%	3.4%	3.1%	3.3%

COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,				Years Ended December 31,
	2014		2013		2014		2013
Labor and related benefits	$443.2	19.9%	$418.3	19.5%	$1,724.1	19.6%	$1,651.6	19.6%
Transfer and disposal costs	178.7	8.0	160.1	7.5	680.8	7.7	637.0	7.6
Maintenance and repairs	202.7	9.1	186.6	8.7	786.7	8.9	736.0	8.7
Transportation and subcontract costs	126.0	5.7	123.2	5.8	500.0	5.7	469.1	5.6
Fuel	105.9	4.8	128.0	6.0	500.0	5.7	516.7	6.1
Franchise fees and taxes	109.2	4.9	104.3	4.8	427.7	4.9	412.5	4.9
Landfill operating costs	35.2	1.6	16.4	0.8	145.1	1.6	116.4	1.4
Risk management	43.5	2.0	29.4	1.4	179.4	2.0	158.7	1.9
Cost of goods sold	37.4	1.7	41.4	1.9	160.4	1.8	132.8	1.6
Other	73.7	3.2	76.3	3.5	306.8	3.6	295.2	3.5
Subtotal	1,355.5	60.9	1,284.0	59.9	5,411.0	61.5	5,126.0	60.9
Bridgeton remediation	181.0	8.1	—	—	217.1	2.5	108.7	1.3
Total cost of operations	$1,536.5	69.0%	$1,284.0	59.9%	$5,628.1	64.0%	$5,234.7	62.2%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies.
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table provides the components of our selling, general and administrative expenses for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,				Years Ended December 31,
	2014		2013		2014		2013
Salaries	$154.0	6.9%	$137.2	6.4%	$579.8	6.6%	$545.4	6.5%
Provision for doubtful accounts	6.3	0.3	8.0	0.4	22.6	0.3	16.1	0.2
Other	84.8	3.8	64.3	3.0	306.5	3.4	292.3	3.4
Subtotal	245.1	11.0	209.5	9.8	908.9	10.3	853.8	10.1
Bridgeton other	10.0	0.5	—	—	10.0	0.2	—	—
Total selling, general and administrative expenses	$255.1	11.5%	$209.5	9.8%	$918.9	10.5%	$853.8	10.1%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
Earnings Before Interest, Taxes, Depreciation, Depletion, Amortization and Accretion
The following table calculates earnings before interest, taxes, depreciation, depletion, amortization and accretion (EBITDA), which is not a measure determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Net income attributable to Republic Services, Inc.	$50.3	$236.6	$547.6	$588.9
Net income attributable to noncontrolling interests	0.2	0.1	0.3	0.2
Provision for income taxes	28.6	76.7	337.4	262.1
Other income, net	(0.6)	(0.8)	(1.7)	(2.3)
Interest income	—	(0.2)	(0.6)	(0.7)
Loss on extinguishment of debt	—	—	1.4	2.1
Interest expense	87.9	90.2	348.7	360.0
Depreciation, amortization and depletion	227.9	226.4	906.9	877.4
Accretion	19.6	19.0	78.0	76.6
EBITDA	$413.9	$648.0	$2,218.0	$2,164.3
We believe that presenting EBITDA is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA demonstrates our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit rating and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years. Our definition of EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted Earnings
Reported diluted earnings per share were $0.14 and $1.53 for the three months and year ended December 31, 2014 versus $0.65 and $1.62 for the comparable 2013 periods. During the three months and years ended December 31, 2014 and 2013, we recorded a number of charges and other expenses and benefits that impacted our EBITDA, pre-tax income, net income attributable to Republic Services, Inc. (Net Income – Republic) and diluted earnings per share.  These items primarily consist of the following:

	Three Months Ended December 31, 2014				Three Months Ended December 31, 2013
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$413.9	$79.1	$50.3	$0.14	$648.0	$313.4	$236.6	$0.65
Negotiation and withdrawal costs - Central States Pension and Other Funds	(0.3)	(0.3)	(0.2)	—	—	—	—	—
Restructuring charges	—	—	—	—	0.1	0.1
Bridgeton remediation and other	191.0	191.0	115.8	0.32	—	—	—	—
Tax valuation allowance adjustment	—	—	—	—	—	—	(43.5)	(0.12)
Loss on disposition of assets and impairments, net	20.0	20.0	12.5	0.04	—	—	—	—
Total adjustments	210.7	210.7	128.1	0.36	0.1	0.1	(43.5)	(0.12)
As adjusted	$624.6	$289.8	$178.4	$0.50	$648.1	$313.5	$193.1	$0.53

	Year Ended December 31, 2014				Year Ended December 31, 2013
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$2,218.0	$885.3	$547.6	$1.53	$2,164.3	$851.2	$588.9	$1.62
Negotiation and withdrawal costs - Central States Pension and Other Funds(1)	1.5	1.5	0.9	0.00	157.7	157.7	98.3	0.27
Restructuring charges(1)	1.8	1.8	1.0	0.00	8.6	8.6	5.6	0.02
Loss on extinguishment of debt(1)	—	1.4	0.9	0.00	—	2.1	1.3	—
Bridgeton remediation and other	227.1	227.1	137.6	0.38	108.7	108.7	65.6	0.18
Tax valuation allowance adjustment	—	—	—	—	—	—	(43.5)	(0.12)
Loss (gain) on disposition of assets and impairments, net	20.0	20.0	12.6	0.04	(1.9)	(1.9)	(0.9)	—
Total adjustments	250.4	251.8	153.0	0.43	273.1	275.2	126.4	0.35
As adjusted	$2,468.4	$1,137.1	$700.6	$1.96	$2,437.4	$1,126.4	$715.3	$1.97
(1) The aggregate impact of these items noted to adjusted diluted earnings per share totals to $0.01 for the year ended December 31, 2014.
We believe that presenting adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services, Inc., and adjusted diluted earnings per share, which are not measures determined in accordance with U.S. GAAP, provides an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. In the case of the Bridgeton remediation charges, we are adjusting such amounts due to their significant effect on our operating results. However, in the ordinary course of business, we often incur remediation adjustments that we do not adjust from our operating results. Our definition of adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services Inc., and adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the years ended December 31, 2014 and 2013:

	Years Ended December 31,
	2014	2013
Cash provided by operating activities	$1,534.5	$1,548.2
Property and equipment received	(872.9)	(879.8)
Proceeds from sales of property and equipment	35.7	23.9
Cash paid related to negotiation and withdrawal costs - Central States Pension and Other Funds, net of tax	10.8	10.8
Restructuring payments, net of tax	0.8	9.9
Merger-related payments, net of tax	—	1.1
Cash tax benefit for debt extinguishment	—	(1.0)
Divestiture related tax payments	—	1.0
Adjusted free cash flow	$708.9	$714.1
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain payments. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

Purchases of property and equipment as reflected on our consolidated statements of cash flows and the free cash flow presented above represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$179.4	$192.1	$862.5	$880.8
Adjustments for property and equipment received during the prior period but paid for in the following period, net	1.9	(13.6)	10.4	(1.0)
Property and equipment received during the period	$181.3	$178.5	$872.9	$879.8
The adjustments noted above do not affect our net change in cash and cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of December 31, 2014 and 2013, accounts receivable were $930.4 million and $890.7 million, net of allowance for doubtful accounts of $38.9 million and $38.3 million, resulting in days sales outstanding of 38 (or 26 net of deferred revenue) and 38 (or 25 net of deferred revenue), respectively.
CASH DIVIDENDS
In October 2014, we paid a cash dividend of $99.5 million to stockholders of record as of October 1, 2014. As of December 31, 2014, we recorded a dividend payable of $98.7 million to stockholders of record as of January 2, 2015, which was paid on January 15, 2015. In February 2015, our board of directors declared a regular quarterly dividend of $0.28 per share to be paid on April 15, 2015 to stockholders of record as of April 1, 2015.
SHARE REPURCHASE PROGRAM
Our share repurchase program has been in effect since November 2010. From November 2010 to December 31, 2014, we repurchased 46.6 million shares of our stock for $1,439.5 million at a weighted average cost per share of $30.88. During 2014, we repurchased 11.1 million shares of our stock for $400.4 million at a weighted average cost per share of $35.92.
As of December 31, 2014, we had 352.7 million shares of common stock issued and outstanding.
RECONCILIATION OF 2015 FINANCIAL GUIDANCE
Adjusted Free Cash Flow
Our anticipated adjusted free cash flow for the year ending December 31, 2015, and our actual adjusted free cash flow for the year ended December 31, 2014, which are not measures determined in accordance with U.S. GAAP, are calculated as follows:

	(Anticipated) Year Ending December 31, 2015	(Actual) Year Ended December 31, 2014
Cash provided by operating activities	$ 1,555 - 1,585	$1,534.5
Property and equipment received	(880)	(872.9)
Proceeds from sales of property and equipment	25	35.7
Cash paid related to negotiation and withdrawal costs - Central States Pension and Other Funds, net of tax	10	10.8
Restructuring payments, net of tax	—	0.8
Adjusted free cash flow	$ 710 - 740	$708.9

Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows:

	(Anticipated) Year Ending December 31, 2015	(Actual) Year Ended December 31, 2014
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$880	$862.5
Adjustments for property and equipment received during the prior period but paid for in the following period, net	—	10.4
Property and equipment received during the period	$880	$872.9
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary expenditures because it excludes certain expenditures that are required or to which we have committed such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook,” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

•
general economic and market conditions, including inflation and changes in commodity pricing, fuel, interest rates, labor, risk, health insurance and other variable costs that generally are not within our control, and our exposure to credit and counterparty risk;

•
whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, the recoverability of long-lived assets, the depletion and amortization of landfill development costs, accruals for final capping, closure and post-closure costs, available airspace, valuation allowances for accounts receivable, insurance, liabilities for potential litigation, claims and assessments, and liabilities for environmental remediation, employee benefit and pension plans, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste industry;

•	price increases to our customers may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

•
our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

•
the impact on us of our substantial indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	our business is capital intensive and may consume cash in excess of cash flow from operations;

•	any exposure to environmental liabilities or remediation requirements, to the extent not adequately covered by insurance, could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

•	severe weather conditions, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

•
compliance with existing and future legal and regulatory requirements, including limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

•
potential increases in our expenses if we are required to provide additional funding to any multiemployer pension plan to which we contribute or if a withdrawal event or events occurs with respect to any multiemployer pension plan to which we contribute;

•	the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies; and

•
acts of war, riots or terrorism, including the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.

The risks included here are not exhaustive. Refer to “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 (when filed), for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.